EXHIBIT 99.1

Krispy Kreme reports second quarter 2024 financial results
Second quarter Net Revenue grows 7.3%, Organic Revenue increases 7.8%
Updated 2024 guidance reflects sale of majority stake in Insomnia Cookies
CHARLOTTE, NC (August 8, 2024) – Krispy Kreme, Inc. (NASDAQ: DNUT) (“Krispy Kreme”, “KKI”, or the “Company”) today reported financial results for the quarter ended June 30, 2024.
Second Quarter Highlights (vs Q2 2023)
•Net revenue grew 7.3% to $438.8 million
•Organic revenue grew 7.8% to $440.2 million
•GAAP net loss of $4.9 million ($5.5 million net loss attributable to KKI)
•Adjusted EBITDA grew 12.1% to $54.7 million, Adjusted EBITDA margin up 60 basis points year-over-year
•GAAP operating cash flow of $33.2 million
•Global Points of Access (“POA”) increased 2,981, or 23.2%, to 15,853

“Krispy Kreme had another strong quarter as our fresh doughnuts are becoming even easier to purchase and more available globally,” said Josh Charlesworth, CEO. “Our innovative specialty doughnut collections continue to resonate with consumers and drove increased Delivered Fresh Daily (“DFD”) and digital sales in the quarter.”

“Our points of access also grew, and we’re excited about upcoming launches in Germany, Brazil, and our recent announcements of entries into Spain and Morocco,” continued Charlesworth. “In the U.S., our profitable nationwide expansion is accelerating as we grow with existing customers and add new national partners. This includes the nationwide rollout to McDonald’s, starting this fall in the Midwest with Chicago.”

“The recent sale of a majority stake in Insomnia Cookies allows us to focus on our core strategy of producing, selling, and distributing fresh doughnuts daily whilst also further improving our financial profile,” he said.

Financial Highlights	Quarter Ended
$ in millions, except per share data	June 30, 2024	July 2, 2023	Change
GAAP:
Net revenue	$438.8	$408.9	7.3%
Operating income	$6.9	$5.6	21.5%
Operating income margin	1.6%	1.4%	20 bps
Net (loss)/income	$(4.9)	$0.1	nm
Net (loss)/income attributable to KKI	$(5.5)	$0.2	nm
Diluted (loss)/income per share	$(0.03)	$0.00	$(0.03)

Non-GAAP(1):
Organic revenue	$440.2	$408.2	7.8%
Adjusted net income, diluted	$9.1	$11.4	(20.1)%
Adjusted EBITDA	$54.7	$48.8	12.1%
Adjusted EBITDA margin	12.5%	11.9%	60 bps
Adjusted diluted EPS	$0.05	$0.07	$(0.02)
Notes:
(1)Non-GAAP figures – please refer to Reconciliation of Non-GAAP Financial Measures.

Key Operating Metrics	Quarter Ended
$ in millions	June 30, 2024	July 2, 2023	Change
Global Points of Access	15,853	12,872	23.2%
Sales per Hub (U.S.) TTM	$5.0	$4.7	6.4%
Sales per Hub (International) TTM	$10.1	$9.9	2.0%
Digital Sales as a Percent of Retail Sales	22.2%	18.8%	340 bps
Second Quarter 2024 Consolidated Results (vs Q2 2023)
Krispy Kreme’s second quarter results represent continued execution of its omni-channel strategy, with net revenue growth of 7.3% to $438.8 million, compared to $408.9 million last year. GAAP net loss was $4.9 million compared to prior year net income of $0.1 million. GAAP diluted loss per share was $(0.03), a decline of $(0.03) from the same quarter last year.
Total company organic revenue grew 7.8%, fueled by a 23.2% increase in POA, a digital sales increase of 22%, and an increase in DFD sales of 18%, driven by the success of global brand activations including the Dolly Parton Southern Sweets collection, and Kit Kat, among others.
Adjusted EBITDA in the quarter grew 12.1% to $54.7 million, with Adjusted EBITDA margins improving 60 bps to 12.5%, benefiting from the optimization of the Company’s Hub and Spoke strategy and SG&A leverage driven by cost controls and lower compensation costs. Adjusted Net Income, diluted declined 20.1% to $9.1 million in the quarter. Adjusted Diluted EPS declined to $0.05 from $0.07 in the same quarter last year, primarily driven by increased depreciation and amortization linked to the strategy of making fresh doughnuts more available and Insomnia Cookies’ continued expansion.
Second Quarter 2024 Segment Results (vs Q2 2023)
U.S.: In the U.S. segment, net revenue grew $21.9 million, or 8.2%, with organic revenue growth of 8.4%. Revenue growth was driven by innovative specialty doughnut collections which continued to resonate with consumers, resulting in a 24% increase in DFD sales and a 26% increase in digital sales. Sales per hub in the U.S. increased 6.4% to $5.0 million, with DFD average sales per door per week increasing 4% to $657.
U.S. Adjusted EBITDA increased 16.3% to $32.7 million with Adjusted EBITDA margin expansion of 80 basis points to 11.3%, driven by the impact of labor and waste optimization and productivity benefits from the Company’s Hub and Spoke model, partially offset by increased promotional activity and McDonald’s start up costs.
International: In the International segment, net revenue grew $4.7 million, or 3.9%. International organic revenue grew 5.0%, driven by record POA growth of 1,515, or 39%, and successful marketing activations.
International Adjusted EBITDA decreased 12.3% to $21.7 million with adjusted EBITDA margin declining approximately 320 basis points to 17.3%, primarily linked to softer transaction volumes in the U.K.
Market Development: In the Market Development segment net revenue and organic revenue increased $3.4 million, or 16.1%, driven by greater equipment sales than in the prior year.
Market Development Adjusted EBITDA grew 22.7% to $12.9 million. Adjusted EBITDA margins expanded 280 basis points to 53.1%, driven by greater flow through from product sales.
Balance Sheet and Capital Expenditures
During the second quarter of 2024, strong Adjusted EBITDA translated to GAAP Operating Cash Flow of $33.2 million. The Company invested $31.7 million in capital expenditures, driven primarily by the investments in the Hub and Spoke model for the U.S. expansion of the DFD network. This drove positive Free Cash Flow of $1.6 million in the quarter.
Subsequent to the quarter, the Company received $127.4 million following the sale of a majority stake in Insomnia Cookies and have received an additional $45 million following the refinancing of intercompany debt.
2024 Financial Guidance
Krispy Kreme provides the following guidance update for the full year 2024 (vs FY2023) solely to reflect the recent sale of a majority ownership stake in Insomnia Cookies, which closed on July 17, 2024.
•Net Revenue of $1,650 to $1,685 million
•Organic Revenue growth of +5% to +7%
•Adjusted EBITDA of $215 to $220 million

•Adjusted Diluted EPS of $0.24 to $0.28
•Income Tax rate between 28% and 30%
•Capital Expenditures of 7% to 8% of net revenue
•Interest Expense, net of $55 million to $60 million
The Company expects net leverage to trend towards 3.5x by year end, as we make progress towards our 2026 goal of approximately 2.0x to 2.5x net leverage.
Definitions
The following definitions apply to terms used throughout this press release:
•Global Points of Access: Reflects all locations at which fresh doughnuts or cookies can be purchased. We define global points of access to include all Hot Light Theater Shops, Fresh Shops, Carts and Food Trucks, DFD Doors and Cookie Shops, at both Company-owned and franchise locations as of the end of the respective reporting period. We monitor global points of access as a metric that informs the growth of our omni-channel presence over time and believe this metric is useful to investors to understand our footprint in each of our segments.
•Hubs: Reflects locations where fresh doughnuts are produced and processed for sale at any point of access. We define Hubs to include self-sustaining Hot Light Theater Shops and Doughnut Factories, at both Company-owned and franchise locations as of the end of the respective reporting period.
•Sales Per Hub: Sales per Hub equals Fresh Revenues from Hubs with Spokes, divided by the average number of Hubs with Spokes at the end of the five most recent quarters.
•Fresh Revenues from Hubs with Spokes: Fresh Revenues include product sales generated from our Doughnut Shop business (including digital), as well as DFD sales, but excluding sales from Branded Sweet Treats. It also excludes all Insomnia Cookies revenues as the measure is focused on the Krispy Kreme business. Fresh Revenues from Hubs with Spokes equals the Fresh Revenues derived from those Hubs currently producing product for other shops, Carts and Food Trucks, and/or DFD doors, but excluding Fresh Revenues derived from those Hubs not currently producing product for other shops, Carts and Food Trucks, and/or DFD doors.
•Free Cash Flow: Defined as cash provided by operating activities less purchases of property and equipment.
Conference Call
Krispy Kreme will host a public conference call at 8:30 AM Eastern Time today to discuss its results for the second quarter of 2024. The conference call can be accessed by dialing 1 (800) 715-9871 and entering the conference ID 5985470. International participants can access the call via the corresponding number listed HERE and entering the conference ID 5985470. To listen to the live audio webcast and Q&A, visit the Krispy Kreme investor relations website at investors.krispykreme.com. A replay and transcript of the webcast will be available on the website within 24 hours after the call. Krispy Kreme’s earnings press release and related materials will also be available on the investor relations section of the Company’s website.
Investor Relations
ir@krispykreme.com
Financial Media
Edelman Smithfield for Krispy Kreme, Inc.
Ashley Firlan & Ashna Vasa
KrispyKremeIR@edelman.com
About Krispy Kreme
Headquartered in Charlotte, N.C., Krispy Kreme is one of the most beloved and well-known sweet treat brands in the world. Our iconic Original Glazed® doughnut is universally recognized for its hot-off-the-line, melt-in-your-mouth experience. Krispy Kreme operates in 40 countries through its unique network of fresh doughnut shops, partnerships with leading retailers, and a rapidly growing digital business with more than 15,500 fresh points of access. Our purpose of touching and enhancing lives through the joy that is Krispy Kreme guides how we operate every day and is reflected in the love we have for our people, our communities and the planet. Connect with Krispy Kreme Doughnuts at www.KrispyKreme.com, or on one of its many social media channels, including www.Facebook.com/KrispyKreme and www.Twitter.com/KrispyKreme.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements that involve risks and uncertainties. The words “continue,” “towards,” “expect,” “outlook,” “guidance,” “explore,” or similar words, or the negative of these words, identify forward-looking statements. Such forward-looking statements are based on certain assumptions and estimates that we consider reasonable but are subject to various risks and uncertainties and assumptions relating to our operations, financial results, financial conditions, business, prospects, growth strategy and liquidity. Accordingly, there are, or will be, important factors that could cause our actual results to differ materially from those indicated in these statements. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations contemplated by us will be achieved. Our actual results could differ materially from the forward-looking statements included herein. Factors that could cause actual results to differ from those expressed in forward-looking statements include, without limitation, the risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed by us with the Securities and Exchange Commission (“SEC”) and described in the other filings we make from time to time with the SEC. We believe that these factors include, but are not limited to, the impact of pandemics, changes in consumer preferences, the impact of inflation, and our ability to execute on our omni-channel business strategy. These forward-looking statements are made only as of the date of this document, and we do not undertake any obligation, other than as may be required by applicable law, to update or revise any forward-looking or cautionary statement to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise.
Non-GAAP Measures
This press release includes certain non-GAAP financial measures including organic revenue growth, Adjusted EBITDA, Adjusted Net Income, Diluted, Adjusted Diluted EPS, Net Debt, Fresh Revenue from Hubs with Spokes and Sales per Hub, which differ from results using U.S. Generally Accepted Accounting Principles (“GAAP”). These non-GAAP financial measures are not universally consistent calculations, limiting their usefulness as comparative measures. Other companies may calculate similarly titled financial measures differently than we do or may not calculate them at all. Additionally, these non-GAAP financial measures are not measurements of financial performance under GAAP. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP financial measures in conjunction with our historical consolidated financial statements and notes thereto filed with the SEC.
To the extent that the Company provides guidance, it does so only on a non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP due to the inability to predict the amount and timing of impacts outside of the Company’s control on certain items, such as net income and other charges reflected in our reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Krispy Kreme, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Quarter Ended		Two Quarters Ended
	June 30, 2024 (13 weeks)	July 2, 2023 (13 weeks)	June 30, 2024 (26 weeks)	July 2, 2023 (26 weeks)
Net revenues
Product sales	$429,411	$400,348	$862,923	$811,022
Royalties and other revenues	9,398	8,534	18,584	16,810
Total net revenues	438,809	408,882	881,507	827,832
Product and distribution costs	107,846	111,106	214,861	228,939
Operating expenses	212,504	189,165	417,699	380,573
Selling, general and administrative expense	64,466	62,582	136,040	124,050
Marketing expenses	12,416	9,770	24,531	19,623
Pre-opening costs	967	1,104	2,072	1,868
Other (income)/expenses, net	(849)	314	(649)	(4,949)
Depreciation and amortization expense	34,600	29,196	68,186	57,135
Operating income	6,859	5,645	18,767	20,593
Interest expense, net	14,452	12,063	28,188	24,051
Other non-operating expense, net	949	1,061	1,522	2,060
Loss before income taxes	(8,542)	(7,479)	(10,943)	(5,518)
Income tax (benefit)/expense	(3,611)	(7,563)	651	(7,246)
Net (loss)/income	(4,931)	84	(11,594)	1,728
Net income/(loss) attributable to noncontrolling interest	560	(139)	2,431	1,806
Net (loss)/income attributable to Krispy Kreme, Inc.	$(5,491)	$223	$(14,025)	$(78)
Net (loss)/income per share:
Common stock — Basic	$(0.03)	$0.00	$(0.08)	$0.00
Common stock — Diluted	$(0.03)	$0.00	$(0.08)	$0.00
Weighted average shares outstanding:
Basic	169,095	168,184	168,890	168,162
Diluted	169,095	170,659	168,890	168,162

Krispy Kreme, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	As of
	(Unaudited) June 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$28,625	$38,185
Restricted cash	483	429
Accounts receivable, net	57,348	59,362
Inventories	39,461	34,716
Taxes receivable	18,143	15,526
Prepaid expense and other current assets	24,110	25,363
Total current assets	168,170	173,581
Property and equipment, net	551,406	538,220
Goodwill	1,096,249	1,101,939
Other intangible assets, net	927,714	946,349
Operating lease right of use asset, net	456,124	456,964
Other assets	23,823	23,539
Total assets	$3,223,486	$3,240,592
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$59,827	$54,631
Current operating lease liabilities	54,937	50,365
Accounts payable	135,197	156,488
Accrued liabilities	114,269	134,005
Structured payables	129,344	130,104
Total current liabilities	493,574	525,593
Long-term debt, less current portion	894,979	836,615
Noncurrent operating lease liabilities	453,338	454,583
Deferred income taxes, net	115,800	123,925
Other long-term obligations and deferred credits	36,538	36,093
Total liabilities	1,994,229	1,976,809
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.01 par value; 300,000 shares authorized as of both June 30, 2024 and December 31, 2023; 169,357 and 168,628 shares issued and outstanding as of June 30, 2024 and December 31, 2023, respectively	1,694	1,686
Additional paid-in capital	1,453,944	1,443,591
Shareholder note receivable	(2,865)	(3,850)
Accumulated other comprehensive (loss)/income, net of income tax	(12,594)	7,246
Retained deficit	(304,840)	(278,990)
Total shareholders’ equity attributable to Krispy Kreme, Inc.	1,135,339	1,169,683
Noncontrolling interest	93,918	94,100
Total shareholders’ equity	1,229,257	1,263,783
Total liabilities and shareholders’ equity	$3,223,486	$3,240,592

Krispy Kreme, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	Two Quarters Ended
	June 30, 2024 (26 weeks)	July 2, 2023 (26 weeks)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss)/income	$(11,594)	$1,728
Adjustments to reconcile net (loss)/income to net cash provided by operating activities:
Depreciation and amortization expense	68,186	57,135
Deferred and other income taxes	(5,338)	(11,743)
Loss on extinguishment of debt	—	472
Impairment and lease termination charges	448	7,808
Gain on disposal of property and equipment	(3)	(151)
Gain on sale-leaseback	—	(9,646)
Share-based compensation	14,634	10,369
Change in accounts and notes receivable allowances	327	372
Inventory write-off	1,038	10,244
Settlement of interest rate swap derivatives	—	7,657
Amortization related to settlement of interest rate swap derivatives	(5,910)	(4,379)
Other	858	996
Change in operating assets and liabilities, excluding foreign currency translation adjustments	(47,121)	(24,609)
Net cash provided by operating activities	15,525	46,253
CASH FLOWS USED FOR INVESTING ACTIVITIES:
Purchase of property and equipment	(60,735)	(54,290)
Proceeds from sale-leaseback	—	10,025
Purchase of equity method investment	(3,506)	—
Disbursement for loan receivable	(1,086)	—
Other investing activities	166	163
Net cash used for investing activities	(65,161)	(44,102)
CASH FLOWS FROM/(USED FOR) FINANCING ACTIVITIES:
Proceeds from the issuance of debt	365,000	989,198
Repayment of long-term debt and lease obligations	(306,797)	(916,580)
Payment of financing costs	—	(5,000)
Proceeds from structured payables	190,162	73,939
Payments on structured payables	(190,811)	(126,920)
Capital contribution by shareholders, net of loans issued	919	631
Distribution to shareholders	(11,807)	(11,771)
Payments for repurchase and retirement of common stock	(4,275)	(147)
Distribution to noncontrolling interest	(2,146)	(11,246)
Net cash provided by/(used for) financing activities	40,245	(7,896)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(115)	(3,011)
Net decrease in cash, cash equivalents and restricted cash	(9,506)	(8,756)
Cash, cash equivalents and restricted cash at beginning of period	38,614	35,730
Cash, cash equivalents and restricted cash at end of period	$29,108	$26,974

Net cash provided by operating activities	$15,525	$46,253
Less: Purchase of property and equipment	(60,735)	(54,290)
Free cash flow	$(45,210)	$(8,037)

Krispy Kreme, Inc.
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(in thousands, except per share amounts)
We define “Adjusted EBITDA” as earnings before interest expense, net, income tax expense, and depreciation and amortization, with further adjustments for share-based compensation, certain strategic initiatives, acquisition and integration expenses, and other certain non-recurring, infrequent or non-core income and expense items. Adjusted EBITDA is a principal metric that management uses to monitor and evaluate operating performance and provides a consistent benchmark for comparison across reporting periods.
We define “Adjusted Net Income, Diluted” as net loss attributable to common shareholders, adjusted for interest expense, share-based compensation, certain strategic initiatives, acquisition and integration expenses, amortization of acquisition-related intangibles, the tax impact of adjustments, and other certain non-recurring, infrequent or non-core income and expense items. “Adjusted EPS” is Adjusted Net Income, Diluted converted to a per share amount.
Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS have certain limitations, including adjustments for income and expense items that are required by GAAP. In evaluating these non-GAAP measures, you should be aware that in the future we will incur expenses that are the same as or similar to some of the adjustments in this presentation, such as share-based compensation. Our presentation of Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS should not be construed to imply that our future results will be unaffected by any such adjustments. Management compensates for these limitations by relying on our GAAP results in addition to using Adjusted EBITDA, Adjusted Net Income, Diluted, and Adjusted EPS supplementally.

	Quarter Ended		Two Quarters Ended
(in thousands)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Net (loss)/income	$(4,931)	$84	$(11,594)	$1,728
Interest expense, net	14,452	12,063	28,188	24,051
Income tax (benefit)/expense	(3,611)	(7,563)	651	(7,246)
Depreciation and amortization expense	34,600	29,196	68,186	57,135
Share-based compensation	7,648	4,824	14,634	10,369
Employer payroll taxes related to share-based compensation	207	189	250	214
Other non-operating expense, net (1)	949	1,061	1,522	2,060
Strategic initiatives (2)	4,187	4,477	9,008	17,946
Acquisition and integration expenses (3)	851	339	1,099	430
New market penetration expenses (4)	572	241	1,038	335
Shop closure expenses, net (5)	628	1,484	767	805
Restructuring and severance expenses (6)	132	1,667	138	2,247
Gain on sale-leaseback	—	15	—	(9,646)
Other (7)	(958)	737	(973)	3,314
Adjusted EBITDA	$54,726	$48,814	$112,914	$103,742

	Quarter Ended		Two Quarters Ended
(in thousands)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Segment Adjusted EBITDA:
U.S.	$32,668	$28,085	$75,284	$66,620
International	21,655	24,702	42,191	43,684
Market Development	12,875	10,495	24,775	22,046
Corporate	(12,472)	(14,468)	(29,336)	(28,608)
Total Adjusted EBITDA	$54,726	$48,814	$112,914	$103,742

	Quarter Ended		Two Quarters Ended
(in thousands, except per share amounts)	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Net (loss)/income	$(4,931)	$84	$(11,594)	$1,728
Share-based compensation	7,648	4,824	14,634	10,369
Employer payroll taxes related to share-based compensation	207	189	250	214
Other non-operating expense, net (1)	949	1,061	1,522	2,060
Strategic initiatives (2)	4,187	4,477	9,008	17,946
Acquisition and integration expenses (3)	851	339	1,099	430
New market penetration expenses (4)	572	241	1,038	335
Shop closure expenses (5)	628	1,484	767	805
Restructuring and severance expenses (6)	132	1,667	138	2,247
Gain on sale-leaseback	—	15	—	(9,646)
Other (7)	(958)	737	(973)	3,314
Amortization of acquisition related intangibles (8)	7,397	7,368	14,817	14,641
Loss on extinguishment of 2019 Facility (9)	—	—	—	472
Tax impact of adjustments (10)	(6,777)	(9,464)	(7,001)	(14,120)
Tax specific adjustments (11)	(226)	(1,758)	(815)	(2,315)
Net (income)/loss attributable to noncontrolling interest	(560)	139	(2,431)	(1,806)
Adjusted net income attributable to common shareholders - Basic	$9,119	$11,403	$20,459	$26,674
Additional income attributed to noncontrolling interest due to subsidiary potential common shares	(11)	(4)	(30)	(7)
Adjusted net income attributable to common shareholders - Diluted	$9,108	$11,399	$20,429	$26,667
Basic weighted average common shares outstanding	169,095	168,184	168,890	168,162
Dilutive effect of outstanding common stock options, RSUs, and PSUs	2,397	2,475	2,442	2,163
Diluted weighted average common shares outstanding	171,492	170,659	171,332	170,325
Adjusted net income per share attributable to common shareholders:
Basic	$0.05	$0.07	$0.12	$0.16
Diluted	$0.05	$0.07	$0.12	$0.16
(1)Primarily foreign translation gains and losses in each period.
(2)The quarter and two quarters ended June 30, 2024 consist primarily of costs associated with global transformation, exploring strategic alternatives for the Insomnia Cookies business, and preparing for the McDonald’s U.S. expansion (with these three specific initiatives aggregating to approximately $3.9 million and $8.5 million for the quarter and two quarters ended June 30, 2024, respectively). The quarter and two quarters ended July 2, 2023 consists primarily of costs associated with the decision to exit the Branded Sweet Treats business, including property, plant and equipment impairments, inventory write-offs, employee severance, and other related costs.
(3)Consists of acquisition and integration-related costs in connection with the Company’s business and franchise acquisitions, including legal, due diligence, and advisory fees incurred in connection with acquisition and integration-related activities for the applicable period.
(4)Consists of start-up costs associated with entry into new countries for which the Company’s brands have not previously operated, including Brazil, Spain, and the Insomnia Cookies brand entering Canada and the U.K.
(5)Includes lease termination costs, impairment charges, and loss on disposal of property, plant and equipment.
(6)The quarter and two quarters ended June 30, 2024 and July 2, 2023 consist primarily of costs associated with restructuring of the global executive team.
(7)The quarter and two quarters ended June 30, 2024 consist primarily of a gain from insurance proceeds received related to a shop in the U.S. that was destroyed and subsequently rebuilt. The quarter and two quarters ended July 2, 2023 consist primarily of legal and other regulatory expenses incurred outside the ordinary course of business.
(8)Consists of amortization related to acquired intangible assets as reflected within depreciation and amortization in the Condensed Consolidated Statements of Operations.

(9)Includes interest expenses related to unamortized debt issuance costs from the 2019 Facility associated with extinguished lenders as a result of the March 2023 debt refinancing.
(10)Tax impact of adjustments calculated applying the applicable statutory rates. The quarter and two quarters ended June 30, 2024 and July 2, 2023 also include the impact of disallowed executive compensation expense.
(11)The quarter and two quarters ended June 30, 2024 consist of the recognition of previously unrecognized tax benefits unrelated to ongoing operations, a discrete tax benefit unrelated to ongoing operations, and the effect of various tax law changes on existing temporary differences. The quarter and two quarters ended July 2, 2023 consist of the recognition of a previously unrecognized tax benefit unrelated to ongoing operations, the effect of tax law changes on existing temporary differences, and a discrete tax benefit unrelated to ongoing operations.

Krispy Kreme, Inc.
Segment Reporting (Unaudited)
(in thousands, except percentages or otherwise stated)

	Quarter Ended		Two Quarters Ended
	June 30, 2024	July 2, 2023	June 30, 2024	July 2, 2023
Net revenues:
U.S.	$289,304	$267,417	$585,239	$548,761
International	125,269	120,588	250,019	232,576
Market Development	24,236	20,877	46,249	46,495
Total net revenues	$438,809	$408,882	$881,507	$827,832

Q2 2024 Organic Revenue - QTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in second quarter of fiscal 2024	$289,304	$125,269	$24,236	$438,809
Total net revenues in second quarter of fiscal 2023	267,417	120,588	20,877	408,882
Total Net Revenues Growth	21,887	4,681	3,359	29,927
Total Net Revenues Growth %	8.2%	3.9%	16.1%	7.3%
Less: Impact of shop optimization program closures	(147)	—	—	(147)
Less: Impact of Branded Sweet Treats exit	(486)	—	—	(486)
Adjusted net revenues in second quarter of fiscal 2023	266,784	120,588	20,877	408,249
Adjusted net revenue growth	22,520	4,681	3,359	30,560
Impact of foreign currency translation	—	1,404	—	1,404
Organic Revenue Growth	$22,520	$6,085	$3,359	$31,964
Organic Revenue Growth %	8.4%	5.0%	16.1%	7.8%

Q2 2024 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in first two quarters of fiscal 2024	$585,239	$250,019	$46,249	$881,507
Total net revenues in first two quarters of fiscal 2023	548,761	232,576	46,495	827,832
Total Net Revenues Growth	36,478	17,443	(246)	53,675
Total Net Revenues Growth %	6.6%	7.5%	-0.5%	6.5%
Less: Impact of shop optimization program closures	(463)	—	—	(463)
Less: Impact of Branded Sweet Treats exit	(5,853)	—	—	(5,853)
Adjusted net revenues in first two quarters of fiscal 2023	542,445	232,576	46,495	821,516
Adjusted net revenue growth	42,794	17,443	(246)	59,991
Impact of foreign currency translation	—	(432)	—	(432)
Organic Revenue Growth	$42,794	$17,011	$(246)	$59,559
Organic Revenue Growth %	7.9%	7.3%	-0.5%	7.2%

Q2 2023 Organic Revenue - QTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in second quarter of fiscal 2023	$267,417	$120,588	$20,877	$408,882
Total net revenues in second quarter of fiscal 2022	244,665	110,558	20,022	375,245
Total Net Revenues Growth	22,752	10,030	855	33,637
Total Net Revenues Growth %	9.3%	9.1%	4.3%	9.0%
Less: Impact of shop optimization program closures	(3,330)	—	—	(3,330)
Less: Impact of Branded Sweet Treats exit	(6,701)	—	—	(6,701)
Adjusted net revenues in second quarter of fiscal 2022	234,634	110,558	20,022	365,214
Adjusted net revenue growth	32,783	10,030	855	43,668
Impact of acquisitions	(3,023)	—	877	(2,146)
Impact of foreign currency translation	—	15	—	15
Organic Revenue Growth	$29,760	$10,045	$1,732	$41,537
Organic Revenue Growth %	12.7%	9.1%	8.7%	11.4%

Q2 2023 Organic Revenue - YTD (in thousands, except percentages)	U.S.	International	Market Development	Total Company
Total net revenues in first two quarters of fiscal 2023	$548,761	$232,576	$46,495	$827,832
Total net revenues in first two quarters of fiscal 2022	492,584	215,051	40,142	747,777
Total Net Revenues Growth	56,177	17,525	6,353	80,055
Total Net Revenues Growth %	11.4%	8.1%	15.8%	10.7%
Less: Impact of shop optimization program closures	(6,517)	—	—	(6,517)
Less: Impact of Branded Sweet Treats exit	(6,701)	—	—	(6,701)
Adjusted net revenues in first two quarters of fiscal 2022	479,366	215,051	40,142	734,559
Adjusted net revenue growth	69,395	17,525	6,353	93,273
Impact of acquisitions	(6,103)	—	1,770	(4,333)
Impact of foreign currency translation	—	5,794	—	5,794
Organic Revenue Growth	$63,292	$23,319	$8,123	$94,734
Organic Revenue Growth %	13.2%	10.8%	20.2%	12.9%

	Trailing Four Quarters Ended	Fiscal Year Ended
(in thousands, unless otherwise stated)	June 30, 2024	December 31, 2023	January 1, 2023
U.S.:
Revenues	$1,141,422	$1,104,944	$1,010,250
Non-Fresh Revenues (1)	(3,760)	(9,416)	(38,380)
Fresh Revenues from Insomnia Cookies and Hubs without Spokes (2)	(400,618)	(399,061)	(404,430)
Sales from Hubs with Spokes	737,044	696,467	567,440
Sales per Hub (millions)	5.0	4.9	4.5

International:
Sales from Hubs with Spokes (3)	$507,074	$489,631	$435,651
Sales per Hub (millions) (4)	10.1	10.0	9.7
(1)Includes the exited Branded Sweet Treats business revenues.
(2)Includes Insomnia Cookies revenues and Fresh Revenues generated by Hubs without Spokes.
(3)Total International net revenues is equal to Fresh Revenues from Hubs with Spokes for that business segment.
(4)International sales per Hub comparative data has been restated in constant currency based on current exchange rates.

Krispy Kreme, Inc.
Global Points of Access (Unaudited)

	Global Points of Access
	Quarter Ended		Fiscal Year Ended
	June 30, 2024	July 2, 2023	December 31, 2023
U.S.:
Hot Light Theater Shops	229	228	229
Fresh Shops	70	66	70
Cookie Bakeries	286	244	267
DFD Doors (2)	7,497	6,320	6,808
Total	8,082	6,858	7,374
International:
Hot Light Theater Shops	46	44	44
Fresh Shops	502	466	483
Carts, Food Trucks, and Other (1)	18	16	16
DFD Doors	4,871	3,396	3,977
Total	5,437	3,922	4,520
Market Development:
Hot Light Theater Shops	117	111	116
Fresh Shops	1,033	873	968
Carts, Food Trucks, and Other (1)	30	28	30
DFD Doors	1,154	1,080	1,139
Total	2,334	2,092	2,253
Total Global Points of Access (as defined)	15,853	12,872	14,147
Total Hot Light Theater Shops	392	383	389
Total Fresh Shops	1,605	1,405	1,521
Total Cookie Bakeries	286	244	267
Total Shops	2,283	2,032	2,177
Total Carts, Food Trucks, and Other	48	44	46
Total DFD Doors	13,522	10,796	11,924
Total Global Points of Access (as defined)	15,853	12,872	14,147
(1)Carts and Food Trucks are non-producing, mobile (typically on wheels) facilities without walls or a door where product is received from a Hot Light Theater Shop or Doughnut Factory. Other includes a vending machine. Points of Access in this category are primarily found in international locations in airports, train stations, etc.
(2)Includes over 160 McDonald’s shops located in Louisville and Lexington, Kentucky and the surrounding area as of June 30, 2024.

Krispy Kreme, Inc.
Global Hubs (Unaudited)

	Hubs
	Quarter Ended		Fiscal Year Ended
	June 30, 2024	July 2, 2023	December 31, 2023
U.S.:
Hot Light Theater Shops (1)	222	221	220
Doughnut Factories	5	4	4
Total	227	225	224
Hubs with Spokes	151	143	149
Hubs without Spokes	76	82	75
International:
Hot Light Theater Shops (1)	37	35	36
Doughnut Factories	14	14	14
Total	51	49	50
Hubs with Spokes	51	49	50
Market Development:
Hot Light Theater Shops (1)	115	108	112
Doughnut Factories	26	23	23
Total	141	131	135
Total Hubs	419	405	409
(1)Includes only Hot Light Theater Shops and excludes Mini Theaters. A Mini Theater is a Spoke location that produces some doughnuts for itself and also receives doughnuts from another producing location.

Krispy Kreme, Inc.
Net Debt and Leverage (Unaudited)
(in thousands, except leverage ratio)

	June 30, 2024		December 31, 2023
Current portion of long-term debt	$59,827		$54,631
Long-term debt, less current portion	894,979		836,615
Total long-term debt, including debt issuance costs	954,806		891,246
Add back: Debt issuance costs	3,847		4,371
Total long-term debt, excluding debt issuance costs	958,653		895,617
Less: Cash and cash equivalents	(28,625)		(38,185)
Net debt	$930,028		$857,432
Adjusted EBITDA - trailing four quarters	220,796		211,624
Net leverage ratio	4.2	x	4.1	x